                                                                EXHIBIT 3.1


                              AMENDED AND RESTATED
                                OPTION AGREEMENT


         THIS AMENDED AND RESTATED OPTION AGREEMENT, dated as of October 1, 1997, by and between F. PHILIP HANDY, a resident of the State of Florida ("Handy"), ALPHABET PARTNERS, an Illinois general partnership ("Alphabet"), ZFT PARTNERSHIP, an Illinois general partnership ("ZFT"), and CHART HOUSE INVESTORS, LLC, a Delaware limited liability company ("CHI").

                              W I T N E S S E T H:

         WHEREAS, Handy, Alphabet and ZFT have entered into an Option Agreement dated as of May 12, 1997 (the "Original Option Agreement"), pursuant to which Alphabet and ZFT granted to Handy the option to purchase 5% of their membership interests in CHI;

         WHEREAS, CHI was formed for the purpose of acquiring shares of common stock of Chart House Enterprises, Inc., a Delaware corporation (the "Chart House Shares"), and CHI has acquired 3,400,000 Chart House Shares, of which certain Chart House Shares have been transferred to other parties and certain Chart House Shares have been retained by CHI;

         WHEREAS, Handy, Alphabet, ZFT and CHI have agreed that the option granted to Handy pursuant to the Original Option Agreement will apply to the Chart House Shares retained by CHI; and

         WHEREAS, Handy, Alphabet, ZFT and CHI intend for this Agreement to amend, restate and supersede the Original Option Agreement in its entirety.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1.      Option to Purchase Chart House Shares.

                 (a) CHI hereby grants to Handy the option to purchase (the "Option") up to 163,581 Chart House Shares (the "Option Shares"). Such purchases may be made on more than one occasion, provided that CHI shall not be obligated to sell to Handy (i) less than 32,716 Option Shares on any occasion, or (ii) more than 163,581 Option Shares in the aggregate.

                 (b) The purchase price upon an exercise of the Option shall be equal to the "Price Per Share" (as defined below), multiplied by the number of Option Shares that Handy is then purchasing upon exercise of the Option.

                 (c) Initially, the "Price Per Share" shall be $5.75, provided that such price shall be increased at the rate of 6% per annum, compounded annually, for the period which shall have elapsed from March 11, 1997 to the date of the respective Closing (as defined below); and further provided that such price shall be subject to adjustment as set forth in subsection (d) below.

                 (d) If at any time the Chart House Shares shall be subdivided (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the Per Share Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Option Shares that may be purchased hereunder will be proportionately increased. If at any time the Chart House Shares shall be combined (by reverse stock split or otherwise) into a smaller number of shares, the Per Share Price in effect immediately prior to such combination will be proportionately increased and the number of Option Shares that may be purchased hereunder will be proportionately reduced.


                 (e) The Option shall expire and be of no further force and effect 30 days after written notice by CHI to Handy of the intention of CHI to dispose of all or any substantial amount of the Option Shares then held by CHI. The date of such expiration is hereinafter referred to as the "Expiration Date."

                 (f) The Option may be exercised by Handy at any time and from time to time after the date hereof, and prior to the Expiration Date, by written notice to CHI, and shall terminate at 5:00 P.M., Chicago time, on the Expiration Date, after which time exercise of the Option shall be ineffective. Subject to the foregoing, the closing of a purchase of Option Shares upon exercise of the Option (the "Closing") shall take place at 10:00 a.m., Chicago time, at the offices of CHI, on the first business day which is 30 days following notice to CHI of an exercise of the Option, or at such other time and place, or on such other date, as the parties may agree. Handy shall pay for the Option Shares being purchased at the Closing by wire transfer of immediately available funds to such account or accounts as shall be designated by CHI.

         2. Representations and Warranties of CHI. CHI hereby represents to Handy as follows:

                 (a) CHI is a validly existing limited liability company under the laws of the State of Delaware.

                 (b) CHI has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of CHI and has been duly executed and delivered by CHI. This Agreement is the legal, valid and binding obligation of CHI, enforceable against CHI in accordance with its terms.

         3. Representations and Warranties of Handy. Handy hereby represents to CHI as follows:

                 (a) Handy is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended.

                 (b) Handy has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly authorized by all necessary action on the part of Handy and has been duly executed and delivered by Handy. This Agreement is the legal, valid and binding obligation of Handy, enforceable against Handy in accordance with its terms.

         4.      Miscellaneous.

                 (a) This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                 (b) All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses:

                          (i)     if to Handy, to

                                  Mr. F. Philip Handy
                                  222 West Comstock
                                  Winter Park, Florida  32789
                                  (for personal delivery)

                                           - or -

                                  Mr. F. Philip Handy
                                  P.O. Box 2146
                                  Winter Park, Florida  32789
                                  (for mail)

                          (ii)    if to CHI, to

                                  Chart House Investors, LLC
                                  Two North Riverside Plaza, Suite 600
                                  Chicago, Illinois  60606
                                  Attention:  Sheli Z. Rosenberg

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

                 (c) This Agreement shall be governed by and construed in accordance with the substantive law of the State of Illinois, without giving effect to the principles of conflict of laws thereof.

                 (d) This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

A facsimile copy of a signature of a party to this Agreement shall be fully effective as if an original signature.

                 (e) Neither this Agreement, nor any of the parties' rights, interests or obligations hereunder, shall be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

                 (f) Upon execution of this Amended and Restated Option Agreement by all of the parties hereto, the Original Option Agreement shall be amended, restated and superseded in its entirety hereby and shall be of no continuing force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                             /s/ F. Philip Handy
                                             ---------------------------------
                                             F. PHILIP HANDY


                                             ALPHABET PARTNERS

                                             By: /s/ Arthur A. Greenberg
                                                ------------------------------
                                                  Name: Arthur A. Greenberg
                                                  Title: Trustee of a general
                                                         partner


                                             ZFT PARTNERSHIP

                                             By: /s/ Sheli Z. Rosenberg
                                                ------------------------------
                                                  Name: Sheli Z. Rosenberg
                                                  Title: Trustee of a general
                                                         partner

                                             CHART HOUSE INVESTORS, L.L.C.


                                             By: /s/ Arthur A. Greenberg
                                                ------------------------------
                                                  Name: Arthur A. Greenberg
                                                  Title: Trustee of a general
                                                         partner of its
                                                         managing member